SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                September 9, 1999





                               SUN BANCORP, INC.
                               -----------------
             (Exact name of Registrant as specified in its Charter)



       New Jersey                         0-20957            52-1382541
----------------------------              -------            ----------
(State or other jurisdiction           (SEC File No.)       (IRS  Employer
     of incorporation)                                      Identification
                                                               Number)


226 Landis Avenue, Vineland, New Jersey                         08360
---------------------------------------                         -----
(Address of principal executive offices)                      (Zip Code)




Registrant's telephone number, including area code:         (609) 691-7700
                                                            --------------


                                 Not Applicable
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last Report)

                                SUN BANCORP, INC.

                      INFORMATION TO BE INCLUDED IN REPORT
                      ------------------------------------


Item 2.  Acquisition or Disposition of Assets.
---------------------------------------------

         On September 9, 1999, effective at the close of business, Sun National Bank (the "Bank"), the wholly-owned banking subsidiary of Sun Bancorp, Inc. (the "Registrant"), acquired certain assets and assumed certain liabilities of fourteen branch offices, certain account loans and $231.6 million of deposits of First Union National Bank, Charlotte, North Carolina ("First Union"), a national banking association, pursuant to a Purchase and Assumption Agreement (the "Agreement") between the Registrant and First Union dated May 10, 1999. This acquisition was the subject of the Current Report on Form 8-K dated May 10, 1999, previously filed by the Registrant with the Commission and amended hereby.

         In this purchase and assumption transaction, the Bank assumed approximately $231.6 million in deposits (including accrued interest), and acquired certain assets consisting principally of real estate (branches), banking equipment, and account loans in the principal amount of approximately $51,000. The Bank assumed the real estate leases for the leased branches.

         In accordance with the Agreement, First Union paid cash to the Bank equal to the amount of the deposits (including accrued interest) assumed, net of a $23.7 million deposit premium which forms the consideration for the transaction. Additionally, the Bank paid approximately $4.7 million to First Union for the real estate, banking equipment and other assets purchased. The Bank's source of funds was cash on hand. The purchase price was determined through arms-length negotiation with First Union. The acquisition was accounted for under the purchase method of accounting.

         Due to the overlap with the Bank's existing financial service center locations, six of the acquired branches are being consolidated with the Bank's existing financial service centers to reduce the associated operating expenses. As the result of this acquisition, the Bank will provide community banking services through 71 financial service centers in New Jersey and in the contiguous New Castle County market in Delaware. This acquisition is consistent with the Registrant's strategic goal of growing its market share within its market area and reaching into adjacent market areas, through low-cost, fill-in or market-extension acquisitions.

         Assuming the transaction had been consummated at June 30, 1999, after giving effect to the issuance of the Registrant of common stock in July 1999, the utilization of the proceeds from that issuance and the investment of cash acquired in the First Union transaction pending deployment into earning assets, the pro forma effect of the transaction on the Registrant's capital ratios is as follows: (1) Tier 1 and Leverage capital ratios are increased from 7.16% and 4.75% to10.06% and 5.91%; and (2) Total risk-based capital ratio was increased from 11.10% to 12.63%. All ratios remain above the levels necessary for the Registrant to be considered "well capitalized" under applicable regulations.

         The acquisition of the First Union branches improved the liquidity of the Registrant and the Bank due to the fact that $200.7 million of cash was received in addition to branch cash. The cash was invested in short term investment securities pending deployment by the Bank into earning assets in the ordinary course of operating its banking business.

         Management of the Registrant is unable to predict with any certainty the impact of the branch acquisition on the Registrant's future financial results. Although management believes there are opportunities to reduce noninterest expense through operational and administrative synergies and to achieve lower funding costs, there will also be systems conversion costs, marketing campaign expenses, and expenses of revamping certain acquired branches. Further, management will be challenged to effectively and profitably deploy the cash received in the transaction into earning assets, principally loans. Goodwill resulting from the branch acquisition will be amortized over ten years.

Item 7.  Financial Statements and Exhibits.
------------------------------------------

(a)      Financial statements of businesses acquired.
         -------------------------------------------

         Not applicable.

(b)      Pro forma financial information.
         -------------------------------

         An unaudited pro forma combined condensed balance sheet as of June 30, 1999, and unaudited pro forma combined condensed statements of income for the six months ended June 30, 1999, and for the fiscal year ended December 31, 1998, are incorporated herein by reference to Exhibit 99.2 hereto. The unaudited pro forma combined condensed balance sheet reflects the historical balance sheet of the Registrant as of June 30, 1999, and the assets acquired and liabilities assumed as of September 9, 1999, after giving effect to the acquisition on a purchase accounting basis as if it had occurred on June 30, 1999. The unaudited pro forma combined condensed statements of income reflect the historical statements of income of the Registrant and the results of operations of the assets acquired and the liabilities assumed (based on the assumptions set forth in the notes thereto), after giving effect to the acquisition on a purchase accounting basis as if it had occurred at the beginning of the reporting periods.

         The pro forma financial information is provided for informational purposes only. The pro forma financial information presented is not necessarily indicative of actual results that would have been achieved had the acquisition been consummated on June 30, 1999, or at the beginning of the periods presented, and is not indicative of future results. The pro forma financial information should be read in conjunction with the audited financial statements and the notes thereto of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, and the unaudited interim financial statements and the notes thereto of the Registrant included in the Registrant's Quarterly Reports on Form 10-Q for the quarter ended June 30, 1999, each of which has been previously filed with the Commission. Management of the Registrant believes that

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

such unaudited quarterly financial information includes all adjustments (which consist solely of recurring accruals) necessary for a fair presentation of such results for such interim period. Results presented for the interim period are not necessarily indicative of results that may be expected for any other interim period or for the full year.

(c)      Exhibits.
         --------

         2.1 - Agreement dated May 10, 1999, between the Registrant and First Union, relating to First Union branches. (Incorporated by reference to Exhibit
99.1 to the Registrant's Current Report on Form 8-K dated May 10, 1999.

         99.1 - Press Release dated May 10, 1999, of Sun Bancorp, Inc. (Incorporated by reference to Exhibit 99.2 to the Registrant's Current Report on Form 8-K, dated May 10, 1999).

         99.2 - Pro Forma Financial Information*

         99.3 - Press Release dated September 10, 1999 of Sun Bancorp, Inc. announcing consummation of the First Union branch acquisition.


----------------
* At the time of the filing of this report, it is impracticable to file the required financial statements. Pursuant to Item 7(a)(4) of Form 8-K, the required financial statements will be filed within 60 days after the date in which this report is filed.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                              SUN BANCORP, INC.



Date: September 24, 1999              By:      /s/ Robert F. Mack
------------------------                       ---------------------------------
                                               Robert F. Mack
                                               Executive Vice President
                                               (Duly Authorized Representative)

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